Exhibit 99.1

Globus Medical Reports Preliminary Fourth Quarter and Full Year
Record Sales Results

AUDUBON, PA, January 6, 2016: Globus Medical, Inc. (NYSE:GMED), a leading musculoskeletal implant manufacturer, today announced preliminary unaudited sales results for the fourth quarter and full year ending December 31, 2015, in advance of its annual national sales meeting being held later this week. The company anticipates fourth quarter 2015 sales of approximately $142.6 million, growing 10.7% as-reported or 11.5% in constant currency vs. fourth quarter 2014. Full year 2015 estimated sales are expected to be approximately $544.7 million, growing 14.8% as-reported or 16.0% in constant currency vs. the prior year, exceeding the company’s previous guidance of $539 million.

David Paul, Chairman and CEO, stated, “In 2015 we continued our focus on growing the business through expanding the sales force and launching innovative products. Our fourth quarter and full year results demonstrate the effective execution of our strategy, achieving strong sales growth and market share gains. We also continued to invest significantly in our Emerging Technologies platforms throughout the year for sustained, long-term growth potential. Looking to 2016, we are confident in our ability to continue to grow our business faster than the overall spine market.”

The company established full year 2016 guidance of $583 million in sales and fully diluted earnings per share of $1.20. “2016 EPS guidance reflects an increase in net income in line with our expected sales growth, as well as a positive contribution from the recently-announced suspension of the Medical Device Tax. The full impact of the suspended Medical Device Tax is expected to be about $0.06 per share. We plan to redirect approximately 40% of this benefit into increased job creation initiatives in R&D and Manufacturing in 2016. Our 2016 guidance reflects approximately 7% growth in sales and 10% growth in EPS over our expected 2015 results”, said Dan Scavilla, CFO.

These preliminary results are unaudited and are based on management's initial analysis of operations for the periods ended December 31, 2015, and are therefore subject to change. The company expects to announce its fourth quarter and full year 2015 financial and operating results in late February.

About Globus Medical, Inc.
Globus Medical, Inc. is a leading musculoskeletal implant company based in Audubon, PA. The company was founded in 2003 by an experienced team of professionals with a shared vision to create products that enable surgeons to promote healing in patients with musculoskeletal disorders.

Safe Harbor Statements
All statements included in this press release other than statements of historical fact are forward-looking statements and may be identified by their use of words such as “believe,” “may,” “might,” “could,” “will,” “aim,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and other similar terms. These forward-looking statements are based on our current assumptions, expectations and estimates of future events and trends. Forward-looking statements are only predictions and are subject to many risks, uncertainties and other factors that may affect our businesses and operations and could cause actual results to differ materially from those predicted. These risks and uncertainties include, but are not limited to, factors affecting our quarterly results, our ability to manage our growth, our ability to sustain our profitability, demand for our products, our ability to compete successfully (including without limitation our ability to convince surgeons to use our products and our ability to attract and retain sales and other personnel), our ability to rapidly develop and introduce new products, our ability to develop and execute on successful business strategies, our ability to comply with laws and regulations that are or may become applicable to our businesses, our ability to safeguard our intellectual property, our success in defending legal proceedings brought against us, trends in the medical device industry, general economic conditions, and other risks. For a discussion of these and other risks, uncertainties and other factors that could affect our results, you should refer to the disclosure contained in our most recent annual report on Form 10-K filed with the Securities and Exchange Commission, including the sections labeled “Risk Factors” and “Cautionary Note Concerning Forward-Looking Statements,” and in our Forms 10-Q, Forms 8-K and other filings with the Securities and Exchange Commission. These documents are available at www.sec.gov. Moreover, we operate in an evolving environment. New risk factors and uncertainties emerge from time to time and it is not possible for us to predict all risk factors and uncertainties, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements. Forward-looking statements contained in this press release speak only as of the date of this press release. We undertake no obligation to update any forward-looking statements as a result of new information, events or circumstances or other factors arising or coming to our attention after the date hereof.

Contact:
Daniel Scavilla
Senior Vice President, Chief Financial Officer
Phone: (610) 930-1800
Email:     investors@globusmedical.com
www.globusmedical.com